UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (Date of earliest event reported): September 7, 2007
InterMune, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-29801	94-3296648
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3280 BAYSHORE BLVD., BRISBANE, CALIFORNIA		94005
(Address of principal executive offices)		(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
In September 2007, the members of the Executive Management Team of InterMune, Inc. (“InterMune”) entered into individual written trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows the members of InterMune’s Executive Management Team to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when they may be aware of non-public information. Such plans also allow them to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time.
The following chart sets forth the number of shares of common stock of InterMune that each member is authorized to sell under such member’s individual plan and the termination date of such plan which may be terminated earlier than the prescribed date:

Name	No. Shares In Plan	Plan Termination Date
Marianne Armstrong, Ph.D., Chief Medical Affairs & Regulatory Officer	146,188	December 2008
Lawrence Blatt, Ph.D., Chief Science Officer	166,262	September 2009
Williamson Bradford, M.D., Ph.D., Vice President, Clinical Science	133,271	December 2008
John Hodgman, Senior Vice President and Chief Financial Officer	68,233	November 2008
Steven Porter, M.D., Ph.D., Chief Medical Officer	162,766	December 2008
Howard Simon, Esq., SPHR Senior Vice President, Human Resources and Corporate Services and Associate General Counsel	101,945	December 2008
Robin Steele, Esq., Senior Vice President, General Counsel and Corporate Secretary	104,073	December 2008
Daniel G. Welch, President and Chief Executive Officer	410,000	January 2009

Reports of the details of actual sales under the plans will be filed by the appropriate plan participant in accordance with the Securities and Exchange Commission’s regulations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

INTERMUNE, INC.
Dated: September 7, 2007	By:	/s/ John c. hodgman
John C. Hodgman
Senior Vice President and Chief Financial Officer